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                                                                   EXHIBIT 10.16

                                   TERM SHEET

        LABOR AGREEMENT BETWEEN CHART E&C, LA CROSSE AND LOCAL LODGE 2191

This term sheet sets forth the changes in the material terms of the collective bargaining agreement between Chart Energy & Chemicals, Inc. and Local Lodge 2191 of District Lodge 66 of The International Association of Machinists and Aerospace Workers, AFL-CIO for February 2007 through February 2010 (the "2007-2010 Collective Bargaining Agreement") which replaces the collective bargaining agreement filed as Exhibit 10.7 to Chart Industries, Inc.'s. Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 13, 2006 (the "2004-2007 Collective Bargaining Agreement"). The 2007-2010 Collective Bargaining Agreement will be substantially in the form of the 2004-2007 Collective Bargaining Agreement, with the material changes set forth in the text below.

ECONOMIC

Date changes on agreement and termination language: Agreement, Wages, Termination, Profit Sharing Payment Schedule and other applicable areas.

Three (3) Year Agreement expiring on 02/06/2010

Wages Paragraph 194 and all schedule changes

Year 1 Across the Board 02/05/2007 All schedules ..   $0.70
Year 2 Across the Board 02/04/2008 All schedules ..   $0.60
Year 3 Across the Board 02/02/2009 All schedules ..   $0.55

IAM Pension

Year 1 02/05/2007   $0.70 per hour (no change)
Year 2 02/04/2008   $0.75 per hour (+ .05)
Year 3 02/02/2009   $0.80 per hour (+.05)

          Paragraph 221 change

          221 a. The employer shall contribute to the I.A.M. National Pension Fund, National Pension Plan as shown below for each hour or portion thereof for which employees in all job classifications covered by this Agreement are entitled to receive pay under this Agreement as follows:

          Add to Section A: If the employee is paid only for a portion of an hour, contributions will be made by the employer for the full hour.

401K Match Paragraph 195 (Effective 2/5/2007)

     Change match to 50% match of the first 6% of employee's base wage saved.

Short Term Disability Paragraph 191 (Effective 2/5/2007)

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     Change Minimum to $325 and Maximum to $375

Amend Paragraph 261

First Aid Attendants will receive fifteen ($.15) cents per hour for these duties.

LANGUAGE CHANGES

     -    Old Contract: Paragraph 22

          An employee that was on a day-at-a-time vacation when the overtime was scheduled must request/notify his supervisor of their intent to work the overtime.

     - With the approval of the company and the MAJORITY consensus of the 3rd shift employees, a holiday may be moved for the 3rd shift to the following day of the holiday.

     - All employees must call into the CRS no later than TWENTY (20) minutes before the start of the shift. (GRACE PERIOD UNTIL 2/19/07) AFTER THAT MUST COMPLY WITH CONTRACT

     - Requests for day at a time/half day vacations must be made no later than TWENTY (20) minutes before the start of the shift. The Twenty minute notification also applies for 2nd half of shift vacation. (EXAMPLE, MUST NOTIFY SUPERVISOR NO LATER THAN 10:40 AM FOR 1ST SHIFT.)

     - Employees shall not be forced to work more than three (3) weekend days (Saturday or Sunday) per month

     - 5th Unexcused absence violations. A fifth unexcused absence within a period of NINE (9) months from the second documented verbal warning will result in a five (5) day suspension.

     -    Old Contract: Paragraph 15

          In no event shall a first or second shift employee be required to work
          Saturday OR SUNDAY when notification is given......

          Third Shift employees will not be required to work Saturday OR SUNDAY when notification is given.....

WEEKEND SHIFT LANGUAGE

The Company will have the right to establish a supplemental weekend shift. This schedule will consist of a day and night shift, each of 12 hours in accordance with the times outlined below and shall be of no less than three (3) months duration.

14 The three (3) shifts on a five (5) day Monday through Friday schedule shall continue to be the main shift in the plant.

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15   NOTIFICATION AND SELECTION

     A minimum of one (1) month advance notice shall be given to the employees before the implementation of the weekend shift.

16 The opportunity for this shift is STRICTLY VOLUNTARY. Employees selected from the volunteer list will be assigned to the shift for a 3-month period. For each 3-month period (if the weekend shift is still required), a new volunteer list will be posted. The senior qualified employee volunteers on the list will be who selected to work the shift. Bumping in accordance with
     Article X, paragraph 95 will not apply to this shift because each 3 months, a new volunteer list is required.

17 The maximum number of employees assigned to each shift shall be twenty (20) for the entire plant. No more than six (6) employees per department, per shift will be assigned.

18   RATE OF PAY

     Employees working the Weekend Schedule shifts will be paid at a rate equivalent to forty (40) hours pay for thirty-six (36) hours worked for all hours worked during their regular thirty-six (36)-hour work schedule.

19   The pay period for weekend shift employee remains Monday through Sunday.

     a.   SHIFT HOURS will be:

          Shift 4 -

          Saturday Shift beginning on Friday evening 7:00 p.m. to 7:00 a.m.

          Sunday Shift beginning on Saturday evening 7:00 p.m. to 7:00 a.m.

          Monday Shift beginning on Sunday evening 7:00 p.m. to 7:00 a.m.

     b.   Shift 5 -

          Saturday Shift beginning on Saturday morning 7:00 a.m. to 7:00 p.m.

          Sunday Shift beginning on Sunday morning 7:00 a.m. to 7:00 p.m.

          Monday Shift beginning on Monday morning 7:00 a.m. to 7:00 p.m.

20   OVERTIME:

     a.   At the rate of time and one-half for hours paid for:

          Any hours on a workday other than their shift in any given workweek.

     b.   At the rate of double time for hours worked

          (1)  In excess of twelve (12) hours in the employee's workday; or

          (2)  On the day a holiday is observed by all employees

          (3) All overtime hours worked which exceed sixteen (16) hours in any one workweek.

21   BREAK TIMES:

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     There will be two (2) paid rest periods of fifteen (15) minutes duration each. There will be a fifteen (15) minute paid lunch period.

22   VACATION

     The 3-day x 12-hour shift employees will be entitled to the same number of vacation hours as all other employees. Observed vacation is charged at the applicable rate (1.112 for each hour of observed vacation).

23   HOLIDAYS

     All Weekend employees will:

          (a) Observe Holidays and Holiday time that falls on their shift schedule.

          (b) Receive Holiday pay at the rate of 12 hours times your base rate including applicable premiums for all Holidays that fall upon the weekend shift schedule (totaling 13.33 hours of pay) and receive their entire shift off on that day.

          (c) Receive Holiday pay at the rate of 8 hours times your base rate including applicable premiums for all holidays that fall off of the weekend shift schedule as an addition to your pay that week. Holiday pay under this provision is not to be used in overtime rate calculations.

          (d) All holiday qualifiers apply for those Holidays that fall on the shift.

          (e) For the weekend shift only, the Good Friday Holiday will be moved to Easter Sunday each year.

          (f)  Holidays observed are in accordance with Paragraph 36

24   TRANSITION TO WEEKEND SHIFT

     Upon notification to or from the Weekend Shift, the transition will take place on the 2nd Monday following notification.

          (a)  ON TO THE SHIFT:

               In the week the employee goes to the weekend shift, the employee is required to work the Monday, Saturday, and Sunday of the shift.

          (b)  OFF OF THE SHIFT

               In the week the employee goes off of the shift, the employee must request an opportunity to work Monday, or take Monday as a day of rest. This is optional for the employee and no attendance considerations will apply if the employee observes a day of rest and does not work 40 hours in that week.

HEALTH AND DENTAL INSURANCE LANGUAGE AND COST SHARING

237 EFFECTIVE APRIL 1, 2007 THROUGH DECEMBER 31, 2007

     Employee has choice of:

     - BASIC 2 TIER (SINGLE/FAMILY) PLAN - The Current Chart Hourly Healthcare plan with NO PLAN DESIGN CHANGES at a 20% Employee cost share.

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     -    PLUS 2 TIER (SINGLE/FAMILY) PLAN - The Current Chart Hourly Healthcare
          plan with NO PLAN DESIGN CHANGES at a 20% Employee cost share plus
          100% of the premium difference between the Chart Hourly Basic Health Care Plan and the Chart Hourly Plus Health Care Plan during this period.

     - BASIC 3 TIER (SINGLE, SINGLE +1, FAMILY) PLAN - The Chart Group Plan (See attached pages for plan design) at a 17% Employee Cost Share.

     - PLUS 3 TIER (SINGLE, SINGLE +1, FAMILY) PLAN - The Chart Group Plan (See attached pages for plan design) at a 17% Employee Cost Share plus 100% of the premium difference between the Chart Group Basic Health Care Plan and the Chart Group Plus Health Care Plan during this period.

EFFECTIVE JANUARY 1, 2008 THROUGH FEBRUARY 6, 2010

     Employee has choice of:

     - BASIC 2 TIER (SINGLE/FAMILY) PLAN - The Current Chart Hourly Healthcare plan with NO PLAN DESIGN CHANGES at a 20% Employee cost share.

     - PLUS 2 TIER (SINGLE/FAMILY) PLAN - The Current Chart Hourly Healthcare plan with NO PLAN DESIGN CHANGES at a 20% Employee cost share plus 100% of the premium difference between the Chart Hourly Basic Health Care Plan and the Chart Hourly Plus Health Care Plan during this period.

     - BASIC 3 TIER (SINGLE, SINGLE +1, FAMILY) PLAN - The Chart Group Plan with the current plan design at the current cost share not to exceed 20% Employee Cost Share.

     - PLUS 3 TIER (SINGLE, SINGLE +1, FAMILY) PLAN - The Chart Group Plan with the current plan design at the current cost share not to exceed 20% Employee Cost Share plus 100% of the premium difference between the Chart Group Basic Health Care Plan and the Chart Group Plus Health Care Plan during this period.